Exhibit 23.3

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his or her name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by DLC Realty Trust, Inc.

By:	/s/ Catherine Paglia
Catherine Paglia

Dated: May 17, 2010